IMPORTER/DISTRIBUTOR AGREEMENT


THIS AGREEMENT made this 1st day of January, 2002 by and between Liquor Group Holdings, LLC, hereinafter referred to as the "Company", and Liquor Group Florida, LLC, hereinafter referred to as "Importer/Distributor".

      WHEREAS the Company is organized and operational under the laws of the United States of America and is engaged as the exclusive brand representative, owner and marketing entity for all available brands of product hereinafter referred to as the "Product".

      WHEREAS the Importer/Distributor possesses and declares that it has the ability and proper licenses to import and distribute and promote the sale of the Product to it's client base and it's prospective customers.

      WHEREAS Company desires to grant to the Importer/Distributor a license to sell and to promote the sale of the Product subject to the sales territory, minimum sales, and other terms, conditions and limitations provided in this agreement;

      WHEREAS  the  Importer/Distributor  wishes to obtain a license  to sell
and  promote  the  sale  of  the  Product  in  accordance   with  the  terms,
conditions and limitations provided in this agreement;

      WHEREAS the Importer/Distributor desires to obtain from the Company and the Company desires to grant to the Importer/Distributor, the right to sell and promote the sale of the Product specifically in the geographical territory of Florida, USA (minus military bases), hereinafter referred to as the "Territory".

      WHEREAS the term Export Sale shall hereinafter be referred to as sales of the product from Company to the Importer/Distributor.

      WHEREAS the word Retail shall hereinafter be referred to as sales of the product from Importer/Distributor to liquor license holders within the territory of this agreement.

IT IS THEREFORE MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

                                 ARTICLE 1.0
                              GRANT OF LICENSE

      1.1 License. The Company hereby grants to the Importer/Distributor the permission and nontransferable right and license to market and sell at retail the Product in the Sales Territory described above, hereinafter referred to as the "Sales Territory". In addition, the Company grants to the Importer/Distributor the nontransferable right and license to use the Product' trade name, trademark, labels, copyrights, and other advertising media for the sole purpose of selling and the marketing the Product within the Sales Territory. All such advertising and marketing shall be approved by Company in writing by company prior to issue. The Company indemnifies and holds harmless the Importer/Distributor for any claims arising out of the approved use of the brand trademarks, labels, copyrights and other advertising media.



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      1.2   Relation of the Parties.  This  agreement  does not  constitute a partnership, joint venture or employment agreement between the Company and the Importer/Distributor. Neither party shall represent itself or its organization as having any relationship to the other party other than that described in this agreement and neither party shall have or hold itself out as having the power to make contracts in the name of or binding the other party hereto.

      1.3 Expenses. Each party shall pay and be solely liable for all expenses incurred by it in connection with this agreement.

      1.4 Taxes. Neither party shall be responsible for the collection, withholding or payment of any taxes of the other party.

      1.5 Non-Exclusive. The Distributor acknowledges and understands that the license granted under this agreement is a non-exclusive, unless specifically stated otherwise in this document, license to import the Product and market and sell the Product at either wholesale and/or retail.

      1.6 Sales Territory. Each Sales Territory shall have a separate and distinct Importation/Distribution Agreement.

      1.7 Subcontractors. Should the Importer/Distributor contract distribution or any other activity or service with any other party, the contract between those parties shall track the overriding Importer/Distributor agreement and any subcontractors shall be bound by the terms and conditions therein.

                                   ARTICLE 2.0
                            COVENANTS OF THE COMPANY

      The Company covenants as follows:

      2.1 Trademark Protection. During the life of this agreement, the Company shall maintain in full force and effect federal and international registrations of its trade name product name and trademarks and shall at its own expense and discretion exercise its common law and statutory rights against any infringements of its trade name, trademark, labels, and copyrights. Company shall hold harmless Importer/Distributor for all use of registrations held by Company for the duration of this agreement.

      2.2 Marketing. The Company shall support the Importer/Distributor through marketing and advertising efforts. Such efforts shall be defined solely by the Company and may change at any time without notice.

      2.3 Strategy. The Company and the Importer/Distributor will strive to optimize the exchange of information with regard to market developments and the strategic approach of the market.




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

                                   ARTICLE 3.0
                      COVENANTS OF THE IMPORTER/DISTRIBUTOR

      The Importer/Distributor covenants as follows:

      3.1   Prepayment for First Order.   Upon    contract    signing,    the
Importer/Distributor   shall   make  a  payment   in  the   amount  of  N/A
directly to Company for N/A , to be invoiced and delivered under the delivery terms herein.

      3.2 Subsequent Orders A minimum order volume of __________________ per annum (excluding the initial order) shall be required to maintain the contract in force. If this order volume is not achieved by the conclusion of the first year this contract shall be considered breached and the contract canceled at the discretion of the Company.

Orders placed after the initial prepaid order shall be paid to the Company on the following payment schedule:

_______  upon placing the order with the Company
_______ upon delivery to Freight Forwarding Service at the distillery/warehouse.
___X___ upon receipt of goods to the Importer/Distributor's territories' customs control (bailment terms)

      3.3 Importation/Distribution network. The Importer/Distributor shall use its best efforts to import, distribute and market and sell at wholesale/retail the Product within the Sales Territory. To help facilitate such efforts the Importer/Distributor shall develop and implement an importation/distribution organization to service the Importer/Distributor's Sales Territory.

      3.4 Supply on Hand. The Importer/Distributor shall use its best efforts to maintain an inventory of the Product at all times adequate to satisfy for a period of 30 days of demand for the Product.

      3.5 Product Shall Remain in Sales Territory. Each Sales Territory shall have separate and distinct Import/Distribution Agreements. All Product must remain in the original territory where imported. Product cannot be brokered, traded or distributed in any way, even if the territory holder has more than one territory and desires to broker, trade or distribute within another territory controlled by that same Importer/Distributor.

      3.6 Representations. The Importer/Distributor shall not make any oral or written representations of any kind concerning the Product including warranties or guarantees, other than those provided by the Company to the Importer/Distributor in writing.

      3.7 Buyer Lists. The Importer/Distributor will furnish the Company, not less than quarter annually, the name, address and contact information of each person or company that purchases the Product from the
Importer/Distributor   as  well  as  a  description  of  Product  and  volume
purchased.


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

      3.8 Trademarks. The Importer/Distributor acknowledges that the Importer/ Distributor's license to use the Product' trade name, trademark, labels, copyrights and other advertising media is solely for the purpose of selling and marketing the Product within the Sales Territory. Importer/Distributor agrees not to use Company trademarks in any malicious manner. In addition, the Importer/Distributor hereby represents that upon the termination of this agreement the Importer/Distributor's right and license to use the Product' trade name, trademark, labels, copyrights and other advertising media shall cease immediately and they shall be no longer utilized by the Importer/Distributor.

      3.9 Care. The Importer/Distributor will ensure that good care is taken of the Product distributed by the Importer/Distributor including safe and effective retail delivery and point of sale display as provided by the Company.

      3.10 Promotional materials. The Importer/Distributor will receive from the Company the documentation, general sales and promotional material deemed necessary by the Company for the sale of the Product in sufficient quantities. Designs, marketing materials and printed matter not supplied by the Company shall first be submitted to the Company for approval before being created and distributed by Importer/Distributor.

      3.11 Strategy. The Importer/Distributor and the Company will strive to optimize the exchange of information with regard to market developments and the strategic approach of the market.

                                 ARTICLE 4.0
                                    TERM

      4.1 Initial Term. This agreement shall have an initial term of two (2) years, renewable in two (2) year increments, to be mutually agreed but ultimately at the sole discretion of the Company. The Term shall begin on the date this agreement has been duly executed by the Company and the Importer/Distributor and shall end on the agreement anniversary date, two years hence, subject to the following:

      4.2 Either party on ninety days (90) written notice to the other may terminate this agreement for any reason, but without prejudice to any rights of either party. Moneys due to either party become immediately due upon termination notice under this agreement. Any and all orders placed or committed to must be fulfilled regardless of cancellation.

     4.3 The Company may immediately suspend this agreement under the following conditions:

     a. If the Importer/Distributor is in default of any payment due to the Company, its vendors, brokers or assigns for a period of 30 days,

     b. If the Importer/Distributor defaults in performing any of the other terms of this agreement and continues in default for a period of 30 days after written notice thereof.


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

     c. If the Importer/Distributor is adjudicated bankrupt or insolvent, or enters into a composition with its creditors.

     d. If a receiver is appointed for it, or if a majority of its voting stock is transferred.

     e.   If its ownership or control is in any way substantially changed.

      If any of the aforementioned conditions exist, the Company may terminate this agreement without prejudice upon giving written notice to the Importer/Distributor at least 30 days before the time when such termination is to take effect, and thereupon this agreement shall become void, but without prejudice to the rights of either party to moneys due or to become due under this agreement.

      4.4 Upon the termination of this agreement for any reason, the Importer/Distributor shall discontinue the use of the Company's trade name, trademark, labels, copyrights, and other advertising media and shall remove all signs and displays relating thereto; and, in the event of failure so to do, the Company may itself remove such articles at the Importer/Distributor's expense.

      4.5   Upon  the  termination  of this  agreement  for any  reason,  the
Company shall have the option to repurchase its Product then in the possession of the Importer/Distributor and available for sale, at prices originally billed to the Importer/Distributor and with deductions for moneys due or to become due to the Company under this agreement. As to any of the Company's Product not repurchased by the Company, the Importer/Distributor shall have the right to dispose of them in the regular course of its business, and for this purpose the restrictions of Section
4.3 shall be deferred until six months after the termination of this agreement.

      4.6 At any time during this agreement should either party violate any State or Federal or international liquor law, whether convicted or plea-bargained, either intentional or unintentional, continuation of this agreement shall be at the sole discretion of the other party. All standard termination clauses shall be overridden in such an instance.

                                   ARTICLE 5.0
                                   ASSIGNMENT

      This agreement shall not be assigned by the Importer/Distributor; however, the Importer/Distributor shall have the right to grant sub-licenses and to utilize agents and employees to fulfill its duties and obligations under this agreement; however, all of such persons shall be subject to the terms of this agreement and the Importer/Distributor shall be liable for the performance or non-performance of all such persons.


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

                                   ARTICLE 6.0
                       PRICE, ORDER AND DELIVERY OF GOODS

      6.1 Price. The price for the Product shall be as set forth on Exhibit A, attached hereto as amended from time to time by the Company. The Company will notify the Importer/Distributor of any changes in the price of the Product in writing at least 30 days prior to the effective date of such changes.

      6.2   Orders.       The  Importer/Distributor  shall  have the right to
place orders with the Company for such quantities of the Product as is necessary to fulfill the Importer/Distributor's obligations under Article
3.0 hereof and such other quantities of the Product as the Importer/Distributor shall deem necessary. All orders shall be placed on the forms provided by the Company.

      6.3 Delivery of Goods. The Company will use its best efforts to supply Product to the Importer/Distributor within forty-five (45) days of the date of receiving an order; however, the Company's failure or inability for whatever reason to supply and deliver ordered Product to the Importer/Distributor within forty-five (45) days from the date ordered does not give the Importer/Distributor any right or interest in any claim against the Company for damages of any kind whatsoever.

      6.4 Time of Delivery. Delivery from the Company shall officially occur when the Freight Forwarder receives and takes delivery of the Product on behalf of the Importer/Distributor FOD at the Distillery or Warehouse.

      6.5   Minimum Order.  Please refer to Article 3.00 above.

      6.6   Retail Pricing.    The    Importer/Distributor    shall    obtain
product retail pricing approval from the Company prior to implementation.

                                   ARTICLE 7.0
                        MARKETING AND PROMOTIONAL SUPPORT

      7.1 The Company will support the brand building/product marketing effort the Importer/Distributor as follows:

The Company will assist the Importer/Distributor in the preparation of their promotional and marketing plan, if so desired. The Company is to provide advertising and marketing support at their discretion in the form of existing television commercials, radio spots, ad slicks, mirror web sites, promotional giveaway items or other traditional marketing materials to the Importer/Distributor free of charge.

If additional promotional products or services are requested by the Importer/Distributor, the incentive and promotional product supplier for the Company shall provide promotional items and general merchandizing items to the Importer/Distributor at a rate consistent with what is charged to the Company for the US market.


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

The Advertising Agency of Record for the Company may also assist the Importer/Distributor in media purchasing and public relations strategy. This service shall be free of charge, so long as the Importer/Distributor makes all product related media placement through the Companies Advertising Agency.

The Company shall have the unquestioned right of approval for all television, radio, promotional activities and Product that the Importer/Distributor chooses to produce on their own, regardless of costs incurred or committed.

      7.2   Confidentiality Agreement     The   Importer/Distributor   agrees
to maintain confidentiality with regards to the marketing and promotional strategy of the Company.

                                   ARTICLE 8.0
                             WARRANTY AND INDEMNITY

      8.1 The Company guarantees the Product and labels are in accordance with the regulations of United States Treasury Office, Tax and Trade Bureau.

      8.2 The Company, as an Exporter/Importer of said Product, is insured against losses resulting from defective or damaged Product delivered to the Importer/Distributor. Defective or damaged Product must be brought to the attention of the Company within 24 hours of receipt of the product by the Importer/Distributor, and must be inspected by a duly authorized representative of the company prior to credit issue or claim reimbursement. Replacement product will be issued for damaged or defective product in a timely manner, subject to insurance claim and approval of such.

                                   ARTICLE 9.0
                                  MISCELLANEOUS

      9.1 Attorney Fees. In the event any party fails to perform any of its obligations under this agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this agreement, the defaulting party or parties or the party or parties not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party or parties in enforcing or establishing its or their rights under this agreement, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether incurred in arbitration, mediation, trial or appellate proceedings.

      9.2 Remedies. All rights and remedies granted in this agreement shall be cumulative and not exclusive of all other rights and remedies which the parties may have at law or in equity, and the parties may exercise all or any of such rights and remedies at any one or more times without being deemed to have waived any or all other rights and remedies which they may have in the matter.



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

      9.3 Notices. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by certified mail which shall be addressed to each party at his address of record, or to such other address as may be designated by the party. Notice may be by facsimile if followed by certified mail and the date of the facsimile shall control.

      9.4 Invalid Provision. The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions of this agreement, and the agreement shall be construed in all respects as if such invalid or unenforceable provision(s) were omitted. If one or more phrases, sentences or provisions of this agreement is susceptible of two or more legal interpretations, at least one of which would make the same legally enforceable, then the legal interpretation which would render it legally enforceable shall be used in construing this agreement.

      9.5   Counterparts.     This  agreement  may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.6   Modification.     No alteration,  change or  modification of this
agreement shall be valid or binding upon any of the parties unless and until the same shall be reduced to writing and signed by the parties hereto.

      9.7 Headings. Headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provisions of this agreement.

      9.8 Governing Law. The validity, construction and effect of this agreement shall be construed and governed by the laws of the State of Florida. The parties agree that the proper jurisdiction and venue for the resolution or litigation of any disputes shall be in the City of Jacksonville, Duval County, Florida.

      9.9 Entire Agreement. This agreement supersedes all agreements previously made between the parties hereto relating to its subject matter. There are no other agreements or understandings between them and this agreement is the entire agreement among the parties. Amendments and exhibits to this agreement shall only be held valid when signed by both parties hereto.

      9.10 Benefit. This agreement shall not be assign-able by either party.

     9.11 Gender and Number. Whenever the context of this agreement requires, the masculine gender includes the feminine and neuter and the singular number includes the plural and vice versa.


                     THIS SPACE INTENTIONALLY LEFT BLANK


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

IN WITNESS WHEREOF, the parties hereto set their hand and seals on the day and year first above written.


For Company: /s/ Gray C. Solomon,
             -----------------------------------------------------
             as Managing Member of Liquor Group Holding, LLC, Inc.



For Importer/Distributor: /s/ Gray C. Solomon                     ,
                          ------------------------------------------------
                          as Managing Member of Liquor Group Florida, LLC.